EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces Change
in Chief Financial Officer

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (Nov. 17, 2004) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced that Chief Financial Officer and Executive Vice President Kevin Pendergest will be leaving the Company at year end in order to pursue other interests. The Company expects to have a new CFO in place by year end or shortly thereafter. Mr. Pendergest will assist the Company in its transition to its new CFO. If there is any gap between Mr. Pendergest's departure and the start date for the new CFO, Jennifer Botter, the Company's corporate controller and senior vice president, will serve as interim CFO. Ms. Botter has had responsibility for the day-to-day accounting and financial functions of the Company during its restructuring. Her efforts in that regard enabled Mr. Pendergest to focus upon the restructuring.

     "For personal reasons, Kevin has chosen to move onto different challenges now that the Company has effectively completed its restructuring. His contributions during this critical period for Sun cannot be overstated and I thank him for that," said Richard K. Matros, chairman and chief executive officer. "I have always believed that it is healthy for a Company to have the fresh perspective that comes with management changes such as this. For myself, I will continue to lead Sun toward the fulfillment of its potential," said Matros.

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

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     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations and investigations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to attract and retain key members of our senior management; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact of an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2003, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site,www.sunh.com.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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